Exhibit 99.5

Span-America Supplier/Vendor FAQ

1.	What was announced today?

●	The Span-America board of directors has approved the acquisition of Span-America by Savaria Corporation.

2.	Who is Savaria?

●	Savaria is a Canadian manufacturer of accessibility lifts, wheelchair-accessible vans and elevators.

3.	Why is Span-America combining with Savaria?

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Span-America’s board of directors believes that the sale of Span-America to Savaria will provide Span-America’s shareholders with immediate and substantial cash value, as well as a compelling premium, and has unanimously agreed that this transaction is in the best interests of all Span-America’s shareholders.

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Savaria desires to acquire Span-America because it believes that Span-America’s products complement their own, that Span-America’s distribution and sales network will strengthen their own, and that Span-America’s manufacturing facilities add needed production capacity.

4.	What does this transaction mean for Span-America’s business partners, such as suppliers and vendors?

●	We do not anticipate the transaction will result in any changes to our existing orders or in-process deals with our suppliers and vendors.

5.	I am currently a supplier or vender for both Span-America and Savaria. What does this mean for me?

●	We expect the transaction to close by the end of June 2017. Until that time, Span-America and Savaria will remain separate companies, and it is business as usual.

●	We will continue to honor our contracts and agreements under existing terms, and your contacts at Span-America and Savaria will remain the same.

6.	Will there be any changes to my existing contracts or agreements?

●	We expect the transaction to close by the end of June 2017. Until that time, Span-America and Savaria will remain separate companies, and it is business as usual.

●	We will continue to honor our contracts and agreements under existing terms, and your contacts at Span-America will remain the same.

7.	Will there be any change in my point of contact at Span-America?

●	We expect the transaction to close by the end of June 2017. Until that time, Span-America and Savaria will remain separate companies, and it is business as usual.

●	We will continue to honor our contracts and agreements under existing terms, and your contacts at Span-America will remain the same.

8.	What are the next steps? When will this combination be completed?

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The transaction, which is expected to close by the end of June 2017, is subject to customary closing conditions, including receipt of two-thirds of Span-America shares on a fully-diluted basis in a tender offer to Span-America’s shareholders.

●	Following the successful completion of the tender offer, Savaria will acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price.

9.	Who can I contact if I have questions?

●	If you have additional questions, please feel free to reach out to your normal Span-America contact.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any of the securities of Span-America Medical Systems, Inc. (the “Company”). The solicitation and the offer to buy the shares of Company common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Savaria Corporation intends to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at http://www.spanamerica.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION.